Exhibit 10.3

WS MIDWAY HOLDINGS, INC.

STOCK OPTION PLAN

Section 1. Purpose

The Plan authorizes the Committee to provide persons or entities that are providing, or have agreed to provide, services to the Company or its Affiliates, who are in a position to contribute to the long-term success of the Company or its Affiliates, with Options to acquire Shares. The Company believes that this incentive program will cause those persons to increase their interest in the welfare of the Company and its Affiliates, and aid in attracting, retaining and motivating persons of outstanding ability.

Section 2. Definitions

Capitalized terms used herein shall have the meanings set forth in this Section.

(a) “Affiliate” shall mean any person or entity that, either directly or indirectly through one or more intermediaries, (i) controls the Company, or (ii) is controlled by the Company or a person described in clause (i).

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

(d) “Company” shall mean WS Midway Holdings, Inc., a corporation organized under the laws of the State of Delaware.

(e) “Employee” shall mean any person or entity that is providing, or has agreed to provide, services to the Company or an Affiliate of the Company, whether as an employee, director or independent contractor.

(f) “Fair Market Value” of a Share on any given date shall be determined by the Committee, in its discretion, provided, that such value shall not be less than the fair market value within the meaning of Section 409A of the Code.

(g) “Grantee” shall mean an Employee granted an Option under the Plan.

(h) “ISO” shall mean any Option or portion thereof that meets the requirements of an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

(i) “Nonqualified Option” shall mean any Option or portion thereof that is not an ISO.

(j) “Option Agreement” shall mean a written agreement between the Company and the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall approve.

(k) “Options” shall refer to Series A Options and Series B Options issued under and subject to the Plan.

(l) “Performance-Based Vesting” shall have the meaning set forth in Section 5.

(m) “Plan” shall mean this Option Plan as set forth herein and as amended from time to time.

(n) “Sale of the Company” means the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or a series of related transactions to a person or entity not an affiliate, directly or indirectly, of Wellspring Capital, pursuant to which such person or entity (together with its affiliates) acquires (i) securities representing at least a majority of the voting power of all securities of the Company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of the Company’s assets on a consolidated basis.

(o) “Series A Options” shall be options issued under and subject to the Plan. One-half of the Series A Options shall be subject to Time-Based Vesting and one-half of the Series A Options shall be subject to Performance-Based Vesting, as set forth in Section 5.

(p) “Series B Options” shall be options issued under and subject to the Plan. All Series B Options shall be subject to Performance-Based Vesting, as set forth in Section 5.

(q) “Share” shall mean a share of common stock of the Company.

(r) “Stockholders Agreement” shall mean the Stockholders Agreement, dated as of March 8, 2006, among the Company and its stockholders, as the same may thereafter be amended from time to time.

(s) “Time-Based Vesting” shall have the meaning set forth in Section 5.

(t) “Wellspring Capital” means Wellspring Capital Partners III, LP.

(u) “Wellspring IRR” shall equal the discount rate (compounded annually) which causes (i) the present value as of March 8, 2006 of all amounts received by Wellspring Capital and its affiliates in respect of the sale, exchange or redemption of their Shares, plus any dividends, to equal (ii) the present value as of March 8, 2006 of all equity investments in the Company made by Wellspring Capital and its affiliates.

(v) “Wellspring Liquidity Event” means a sale, exchange or redemption of substantially all Shares held by Wellspring Capital and its affiliates pursuant to which Wellspring Capital and its affiliates receive cash in respect of such Shares.

Section 3. Shares Available under the Plan

Subject to the provisions of Section 7, the total number of Shares with respect to which Options may be granted under the Plan shall not exceed 19,076.47, inclusive of both Series A Options and Series B Options. If, prior to exercise, any Options are forfeited, lapse or terminate for any reason, the Shares covered thereby may again be available for Option grants under the Plan.

Section 4. Administration of the Plan

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select the Employees to whom Options may be granted;

(ii) to determine the number of Shares subject to each such Option;

(iii) to determine the terms and conditions of any Option granted under the Plan, including the exercise price, conditions relating to exercise, and termination of the right to exercise;

(iv) to determine the restrictions or conditions related to the delivery, holding and disposition of Shares acquired upon exercise of an Option;

(v) to prescribe the form of each Option Agreement;

(vi) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(vii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Option, Option Agreement or other instrument hereunder; and

(viii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, Grantees, and any person claiming any rights under the Plan from or through any Grantee, except to the extent the Committee may subsequently modify, or take further action not inconsistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 10). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

Section 5. Option Terms.

Unless otherwise determined by the Committee and set forth in an Option Agreement, Options granted under the Plan shall contain the following terms and conditions:

(a) Exercise Price. The exercise price per Share subject to an Option granted to an Employee shall be not less than the Fair Market Value per Share as of the date the Option is granted.

(b) Vesting. Each Series A Option that is designated as subject to Time-Based Vesting (which shall equal one-half of the total Series A Options) shall vest ratably over a period of five years, commencing on the date of the Series A Option grant. Vesting as of any vesting date shall be conditional on continued employment through the vesting date. Notwithstanding the foregoing, upon a Sale of the Company or a Wellspring Liquidity Event, all Series A Options then outstanding that are subject to Time-Based Vesting shall become fully vested.

As to the portion of each Series A Option that is designated as subject to Performance-Based Vesting (which shall equal one-half of the total Series A Options), each option shall vest only upon a Sale of the Company or a Wellspring Liquidity Event, to the extent that (i) the Series A Option Grantee is employed through the date of such Sale of the Company or Wellspring Liquidity Event, and (ii) the Wellspring IRR associated with such Sale of the Company or Wellspring Liquidity Event exceeds 15%. Series A Options then outstanding shall vest ratably only up to the point that any further vesting (and assumed exercise) would cause the Wellspring IRR to fall below 15%. In the event that no Sale of the Company or Wellspring Liquidity Event occurs within five years of the date of this Plan, the Company will be valued by a third party, at the discretion of the Committee, for purposes of determining the implied Wellspring IRR, which shall then be used to determine vesting of Performance-Based Vesting Series A Options in accordance with this paragraph, as if a Wellspring Liquidity Event had occurred on the fifth anniversary of the date of this Plan.

Each Series B Option shall vest only upon a Sale of the Company or a Wellspring Liquidity Event, to the extent that (i) the Series B Option Grantee is employed through the date of such Sale of the Company or Wellspring Liquidity Event, (ii) all Series A Options have or will concurrently become vested, and (iii) the Wellspring IRR associated with such Sale of the Company or Wellspring Liquidity Event exceeds 25%. Series B Options then outstanding shall vest ratably only up to the point that any further vesting (and assumed exercise) would cause the Wellspring IRR to fall below 25%.

(c) Termination. Unless otherwise determined by the Committee at the time of grant of such Option, each Option shall terminate on the tenth anniversary of the date of grant

(d) Tax Status. Each Option granted under the Plan shall be treated as a Nonqualified Option.

Section 6. Exercise of Options

(a) Only the vested portion of any Option may be exercised. A Grantee shall exercise an Option by delivery of written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, together with a check payable to the order of the Company for an amount equal to the exercise price for such Shares; provided, however, that in lieu of providing such check, the Grantee may utilize a cashless exercise in which the Grantee will be issued a number of Shares equal to N(FMV-EP)/FMV, where N is the number of Shares issuable upon exercise, FMV is the Fair Market Value of one Share on the date of exercise and EP is the exercise price of the Option being exercised.

(b) Before the Company issues any Shares to a Grantee pursuant to the exercise of an Option, the Company shall have the right to require that the Grantee make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy its obligation under applicable income tax laws to withhold for income or other taxes due upon or incident to such exercise. The Committee, may, in its discretion, permit such withholding obligation to be satisfied through the withholding of Shares that would otherwise be delivered upon exercise of the Option.

(c) If a Grantee dies or becomes disabled prior to the termination of an Option without having exercised the Option as to all of the then vested portion thereof, the Option may be exercised with respect to such vested portion all or a portion by (i) the Grantee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Grantee in the event of the Grantee’s death, or (ii) the Grantee or his personal representative or attorney-in-fact in the event of the Grantee’s disability, subject to the other terms of the Option Agreement and applicable laws, rules and regulations.

(d) As a condition to the grant of an Option or delivery of any Shares upon exercise of an Option, the Company shall have the right to require that the Grantee become party to the Stockholders Agreement, or any similar or successor agreement.

Section 7. Adjustment Upon Changes in Capitalization

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar transactions or events, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make equitable adjustment in (i) the number and kind of Shares deemed to be available thereafter for grants of Options under Section 3, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Options, or (iii) the exercise price. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including, without limitation, cancellation of Options in exchange for the in-the-money value, if any, of the vested portion thereof, cancellation of unvested and/or out-of-the-money options, substitution of Options using securities of a successor or other entity, or acceleration of the time that Options expire) in recognition of unusual or nonrecurring events (including, without limitation, a Sale of the Company, a Wellspring Liquidity Event, or an event described in the preceding sentence) affecting the Company or any Affiliate of the Company or the financial statements of the Company or any Affiliate of the Company, or in response to changes in applicable laws, regulations or accounting principles.

Section 8. Restrictions on Issuing Shares.

No Shares shall be issued or transferred to a Grantee under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition the exercise of any Option on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Shares issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation, official interpretation thereof, or any underwriting agreement.

Section 9. General Provisions

(a) Each Option shall be evidenced by an Option Agreement. The terms and provisions of such certificates may vary among Grantees and among different Options granted to the same Grantee.

(b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s employment relationship with the Company or its Affiliates, or, until such Option is exercised and Shares are issued, any rights as a stockholder of the Company. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect. For purposes of the Plan, a sale of any Affiliate of the Company that employs or engages a Grantee shall be treated as the termination of such Grantee’s employment or engagement.

(c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee, shall have any right, title or interest by reason of any Option to any particular assets of the Company or Affiliates of the Company, or any Shares allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

(d) No Option may be sold, transferred, assigned, pledged or otherwise encumbered, except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee’s lifetime only by the Grantee. Upon a Grantee’s death, the estate or other beneficiary of such deceased Grantee shall be subject to all the terms and conditions of the Plan and Option Agreement, including the provisions relating to the termination of the right to exercise the Option.

Section 10. Amendment or Termination

The Committee may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that, except as provided in Section 7, no such action shall adversely affect the rights of Grantees with respect to Options previously granted hereunder.

Section 11. Section 409A.

To the extent this Plan provides for nonqualified deferred compensation, it is intended to satisfy the provisions of Section 409A of the Code and related regulations. If any provision herein results in the imposition of an excise tax on any Grantee under Section 409A of the Code, any such provision will be reformed to avoid any such imposition in such manner as the Committee determines is appropriate to comply with Section 409A of the Code.

Section 12. Date of Plan.

This Plan shall be dated as of December 11, 2006.

FIRST AMENDMENT TO STOCK OPTION PLAN

1. Section 5(c) of the Dave & Buster’s Holdings, Inc. Stock Option Plan (the “Plan”) shall be modified in its entirety to provide as follows:

(c) Termination. Unless otherwise determined by the Committee at the time of grant of an Option, each (x) non-vested Option shall terminate on the earlier of (A) the 10th anniversary of the date of grant or (B) the day on which Grantee is no longer employed or engaged by the Company and (y) each vested Option shall terminate on the earliest of:

(i) the day on which the Grantee is no longer employed or engaged by the Company or an Affiliate due to the termination of such employment or engagement for cause.

(ii) the 31st day following the date the Grantee is no longer employed or engaged by the Company or an Affiliate due to the termination of such employment or engagement upon notice to the Company by the Grantee without good reason having been shown.

(iii) the 366th day following the date the Grantee is no longer employed or engaged by the Company or an Affiliate by reason of death, disability, or due to the termination of such employment or engagement (x) by the Grantee for good reason having been shown or (y) by the Company for a reason other than for cause.

(iv) the 10th anniversary of the date of grant.

2. Pursuant to the provisions of Section 10 of the Plan, the modifications contained herein shall not adversely affect the rights of Grantees with respect to Options previously granted pursuant to the Plan.

3. This First Amendment to Stock Option Plan is entered into as of August 3, 2009.